Exhibit 4.1
STEWART ENTERPRISES, INC.
AND
THE GUARANTORS NAMED HEREIN,
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

SIXTH SUPPLEMENTAL INDENTURE
Dated as of April 15, 2011
to
Indenture
Dated as of February 11, 2005
6.25% Senior Notes due 2013

     THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated April 15, 2011, is by and among Stewart Enterprises, Inc., a Louisiana corporation (the “Company”), the Guarantors listed on the signature pages hereof, and U.S. Bank National Association, a national banking association, (the “Trustee”).
     WHEREAS, the Trustee, the Company and the Guarantors have heretofore executed and delivered that certain Indenture dated as of February 11, 2005 (the “Original Indenture”), providing for the issuance of the Company’s 6.25% Senior Notes due 2013 (the “Notes”), as amended and supplemented by (i) the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of February 28, 2005, where The Lincoln Memorial Park Cemetery Association, a Nebraska corporation became a Guarantor and unconditionally guaranteed all of the Company’s obligations under the Notes and the Original Indenture, (ii) the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of April 17, 2006, where Heaven’s Pets at Lakelawn Metairie, LLC, a Louisiana limited liability company, became a Guarantor and unconditionally guaranteed all of the Company’s obligations under the Notes and the Original Indenture, (iii) the Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of October 5, 2006, where Enduring Memories, Inc., a Louisiana corporation, became a Guarantor and unconditionally guaranteed all of the Company’s obligations under the Notes and the Original Indenture; (iv) the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) dated as of July 12, 2010, where SympathyShop.com, L.L.C., a Louisiana limited liability company, became a Guarantor and unconditionally guaranteed all of the Company’s obligations under the Notes and the Original Indenture; and (v) the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated as of February 28, 2011, where Nailknot, LLC, a Maryland limited liability company, became a Guarantor and unconditionally guaranteed all of the Company’s obligations under the Notes and the Original Indenture (the “Fifth Supplemental Indenture” and together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture and this Supplemental Indenture, the “Indenture”);
     WHEREAS, Section 9.02 of the Indenture provides that, with the consent of Holders of at least a majority aggregate principal amount of the Notes then outstanding, the Company, the Guarantors, and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);
     WHEREAS, the Company desires and has requested the Trustee to join with it and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;
     WHEREAS, the Company has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated April 4, 2011 and the related letter of transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”); and
     WHEREAS, (1) the Company has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by us or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (3) the Company and the Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I
DEFINITIONS
     Section 1.1 Deletion of Definitions and Related References. Section 1.01 of Article 1 of the Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Article II of this Supplemental Indenture.
ARTICLE II
AMENDMENTS TO INDENTURE AND NOTES
     Section 2.1 Amendments to Articles 4 and 6. The Indenture is hereby amended by deleting the following provisions of the Indenture and all references thereto in their entirety:
Section 4.03 (Reports to Holders);
Section 4.05 (Taxes);
Section 4.06 (Stay, Extension and Usury Laws);
Section 4.07 (Limitation on Liens);
Section 4.10 (Limitation on Sale and Leaseback Transactions);
Section 4.11 (Guarantees); and
Section 6.01 (5) and (6) (Defaults and Remedies).
     Section 2.2 Amendments to Notes. The Notes are hereby deemed to be amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.
ARTICLE III
MISCELLANEOUS PROVISIONS
     Section 3.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.
     Section 3.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed, and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict, the provisions of this Supplemental Indenture shall control.
     Section 3.3 NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 3.4 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 3.5 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 3.6 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

     Section 3.7 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the acceptance for purchase by the Company of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by us or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us) pursuant to the Tender Offer, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur. The Company shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Company shall determine that such purchase will not occur.
     Section 3.8 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:
“Effective as of April 15, 2011, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Sixth Supplemental Indenture, dated as of April 15, 2011. Reference is hereby made to said Sixth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”
     Section 3.9 Effects of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

STEWART ENTERPRISES, INC.
By:	/s/ Lewis J. Derbes, Jr.
	Name:	Lewis J. Derbes, Jr.
	Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:

FOREST HILLS CEMETERY, INC.
GRIFFIN-LEGGETT INSURANCE AGENCY, INC.
GROSS FUNERAL HOME, INC.
S. E. FUNERAL HOMES OF ARKANSAS, INC.
ALL SOULS MORTUARY, INC.
BARSTOW FUNERAL HOMES, INC.
BUCHHEIM FAMILY, INC.
CALVARY MORTUARY OF LOS ANGELES, CALIFORNIA, INC.
CATHOLIC MORTUARY SERVICES, INC.
DeYOUNG MEMORIAL CHAPEL, INC.
HOLY CROSS MORTUARY OF CULVER CITY, CALIFORNIA, INC.
LOMBARD & CO.
N.D. DAVIS & ASSOCIATES, INC.
QUEEN OF HEAVEN MORTUARY, INC.
S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC.
S.E. ACQUISITION OF LANCASTER, CALIFORNIA, INC.
S.E. ACQUISITION OF LOS OSOS MORTUARY AND MEMORIAL PARK, INC.
S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC.
SAN FERNANDO MISSION MORTUARY, INC.
SANTA CLARA MORTUARY, INC.
SDCA HOLDINGS, INC.
SIMPLICITY PLAN OF CALIFORNIA, INC.
STEWART PRE-NEED SERVICES, INC.
STRICKLIN/SNIVELY MORTUARY
SENTINEL CREMATION SOCIETIES, INC.
CREMATION SOCIETY NORTHWEST, INC.
E.R. BUTTERWORTH & SONS
SAN DIEGO CEMETERY ASSOCIATION
CHEATHAM HILL MEMORIAL PARK, INC.
THE SIMPLICITY PLAN, INC.
KILGORE-GREEN FUNERAL HOME, INC.
S.E. CEMETERIES OF ALABAMA, INC.
S.E. COMBINED SERVICES OF ALABAMA, INC.
S.E. FUNERAL HOMES OF ALABAMA, INC.
ROSE HAVEN FUNERAL HOME AND CEMETERY, INC.
S.E. FUNERAL HOMES OF ILLINOIS, INC.
KNUTSON FUNERAL HOMES, INC.
PAULEY FUNERAL HOME, INC.
D.W. NEWCOMER’S SONS, INC.
DWN PROPERTIES, INC.
THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION
S.E. FUNERAL HOMES OF TENNESSEE, INC.
PASADENA FUNERAL HOME, INC.
S.E. FUNERAL HOMES OF TEXAS, INC.
S.E. CEMETERIES OF TEXAS, INC.
S.E. CEMETERIES OF WISCONSIN, INC.
FUNERAL SECURITY PLANS, INC.
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
BOUNDS FUNERAL HOME, INC.
CEDAR HILL CEMETERY COMPANY, INC.
CREST LAWN MEMORIAL GARDENS, INC.
FORT LINCOLN CEMETERY, INC.
FORT LINCOLN FUNERAL HOME, INC.
HILLCREST MEMORIAL CEMETERY, INC.
HINES-RINALDI FUNERAL HOME, INC.
JOHN M. TAYLOR FUNERAL HOME, INC.
LOUDON PARK CEMETERY COMPANY
LOUDON PARK FUNERAL HOME, INC.
NATIONAL HARMONY MEMORIAL PARK, INC.
PARKLAWN, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
THE PARKWOOD CEMETERY COMPANY
WILLIAM W. CHAMBERS, INC.
CATAWBA MEMORIAL PARK, INC.
GARRETT — HILLCREST, INC.
McLAURIN’S FUNERAL HOME, INC.
S.E. CEMETERIES OF NORTH CAROLINA, INC.
S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.
GEORGE WASHINGTON MEMORIAL PARK, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
S.E. ACQUISITION OF PENNSYLVANIA, INC.
SUNSET MEMORIAL PARK COMPANY
DUNBAR FUNERAL HOME
S.E. CEMETERIES OF SOUTH CAROLINA, INC.
S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.
MONTE VISTA BURIAL PARK, INC.
S.E. COMBINED SERVICES OF TENNESSEE, INC.
CLINCH VALLEY MEMORIAL CEMETERY, INC.
EVERLY PFP, INC.
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
CASDORPH & CURRY FUNERAL HOME, INC.
EASTERN CEMETERY ASSOCIATES, INC.
KLINGEL-CARPENTER MORTUARY, INC.
LOI CHARLESTON, INC.
NATIONAL EXCHANGE TRUST, LTD
NATIONAL FUNERAL SERVICES, INCORPORATED
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.
S.E. CEMETERIES OF WEST VIRGINIA, INC.
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.
WILSON FUNERAL HOME, INC.
DRUID RIDGE CEMETERY COMPANY
PARKWOOD MANAGEMENT COMPANY
CHAPEL OF THE ROSES, INC.
CHAPEL OF THE VALLEY FUNERAL HOME, INC.
J.P. FINLEY AND SON MORTUARY, INC.
SUNSET HILLS MEMORIAL PARK
ABBY PLAN OF TEXAS, INC.
EMERALD HILLS FUNERAL CORPORATION
GUARDIAN CREMATION SOCIETY, INC.
SIMPLICITY PLAN OF TEXAS, INC.
S.E. COMBINED SERVICES OF TEXAS, INC.
S.E. FUNERAL HOME OF COPPELL, TEXAS, INC.
GRIFFIN-LEGGETT, INC.
DBM-HUNTINGTON, INC.
LASSILA FUNERAL CHAPELS, INC.
S.E. ACQUISITION OF CALIFORNIA, INC.
VICTOR V. DESROSIER, INC.
CEMETERY MANAGEMENT, INC.
EASTLAWN CORPORATION
HOLLY HILL MEMORIAL PARK, INC.
BALLYHOO INNOVATIONS, INC.
STEWART ENTERPRISES (EUROPE), INC.
S.E. MID-ATLANTIC, INC.
LAKEWOOD MEMORIAL PARK, INC.
MONTLAWN MEMORIAL PARK, INC.
S.E. ACQUISITION OF OREGON, INC.
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.
LAKE LAWN METAIRIE FUNERAL HOME
S.E. FUNERAL HOMES OF FLORIDA, LLC
S.E. CEMETERIES OF FLORIDA, LLC
S.E. COMBINED SERVICES OF FLORIDA, LLC
EMPRESAS STEWART-FUNERARIAS, INC.
ENDURING MEMORIES, INC.
HAWTHORNE & WREN, INC.
NAILKNOT, LLC
S.E. CEMETERIES OF VIRGINIA, LLC
S.E. FUNERAL HOMES OF VIRGINIA, LLC
STEWART RESOURCE CENTER, LLC
ACME MAUSOLEUM, LLC
S.E. CEMETERIES OF LOUISIANA, LLC
S.E. FUNERAL HOMES OF LOUISIANA, LLC
STEWART SERVICES, LLC
SYMPATHYSHOP.COM, L.L.C.
S.E. SOUTH-CENTRAL, LLC
KANAWHA PLAZA PARTNERSHIP

By:	/s/ Lewis J. Derbes, Jr.
	Name:	Lewis J. Derbes, Jr.
	Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title: